KEITH L. POPE, LLC
                              1000 BOSTON BUILDING
                               NINE EXCHANGE PLACE
                           SALT LAKE CITY, UTAH 84111
                            E-mail: kpopelaw@aros.net

ATTORNEY AT LAW                                        TELEPHONE  (801) 531-6686
                                                       TELECOPY   (801) 531-6690
                                                       VOICE MAIL  Extension 111


                                October 23, 2000


Board of Directors
Sensar Corporation
50 West Broadway, Suite 501
Salt Lake City, Utah 84101

         Re:      Sensar Corporation
                  Registration Statement on Form S-4

Gentlemen:

     We have been engaged by Sensar Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and issued pursuant to the registration statement on Form S-4 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   articles of incorporation and bylaws of the Company;

          2.   the Registration Statement; and

          3. minutes of meetings and unanimous consents of the Company's board of directors.

     We have reviewed such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be issued pursuant to the Registration Statement will be, when issued in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Corporate Code, all other applicable provisions of the Nevada law, and reported judicial decisions from Nevada courts interpreting the foregoing laws.

     This firm consents to this opinion being filed as an exhibit to the Registration Statement and to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                                      Sincerely yours,

                                                     /s/ Keith L. Pope, LLC
                                                     ---------------------------
                                                     KEITH L. POPE, LLC

KLP:pjc